SIZZLER INTERNATIONAL, INC.
Page 1 of 8

                                                                    EXHIBIT 99.4


N E W S  B U L L E T I N
   FROM:

[LOGO OF THE FINANCIAL RELATIONS BOARD]                      [LOGO OF SIZZLER
                                                            INTERNATIONAL, INC.]

                                          RE:  SIZZLER INTERNATIONAL, INC.
                                               6101 W. Centinela Ave., Suite 200
                                               Culver City, CA 90230
                                               (310) 568-0135
                                               NYSE: SZ




---------------------------------------------------------------------------------------------------------------
AT THE COMPANY:                                          AT THE FINANCIAL RELATIONS BOARD:
Charles Boppell            Kim Forster                   Haris Tajyar              Tricia Ross
President and CEO          Vice President, Planning      General Information       Investor Contact
(310) 568-0135             (310) 568-0135                (310) 442-0599            (310) 442-0599
---------------------------------------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
March 8, 2001
SIZZLER INTERNATIONAL REPORTS
THIRD QUARTER FINANCIAL RESULTS

HIGHLIGHTS:

 . Total revenues increase over 7.0% to $76.9 million
 . Earnings impacted by Australian exchange rate, store opening costs and E. coli . Same-store sales growth of 5.5% at Oscar's
 . Oscar's growth plan on-track with 10th store opening
 . Sizzler USA opens first new company store in eight years and completes re-imaging program as scheduled

CULVER CITY, CA--March 8, 2001--Sizzler International, Inc. (NYSE: SZ) today reported financial results for the sixteen week and forty week periods of fiscal 2001 ended February 4, 2001.

For the third quarter of fiscal 2001, Sizzler reported revenues of $76.9 million, a 7.0% increase over revenues of $71.9 million reported for the same period in fiscal 2000. Excluding the effect of the weakening Australian dollar exchange rate, revenue would have been $84.3 million, an increase of more than 17% over prior year. The Company reported a net loss for the quarter of $1.4 million, or ($0.05) per diluted share, compared to a net loss of $4.9 million,
or ($0.17) per diluted share, for the same period last year.   Excluding one-
time items, the Company posted net income of $1.3 million, or $0.05 per share for the quarter last year.

                                   - more -

Financial Relations Board, Inc. serves as financial relations counsel to this company is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities

Sizzler International, Inc.
Page 2 of 8

"Operationally, we achieved several milestones during the quarter. We successfully completed the re-imaging of our domestic Company-owned Sizzlers and opened our first Company-owned Sizzler in eight years. In addition, Oscar's continues to successfully execute its growth strategy and opened its tenth unit," said Charles Boppell, President and CEO of Sizzler International. "However, this quarter's operating results represent a short pause as we invest in Sizzler's long term future with the Oscar's expansion and Sizzler USA remodels. As expected, Oscar's accounted for $1.2 million in losses this quarter. This is attributable in large part to costs associated with new store openings and the infrastructure needed to support future unit growth. In addition, we were affected by the dramatic decline in the Australian dollar exchange rate, and residual negative perceptions due to the E.coli episode last year," said Boppell.


Nine Month Results

For the forty weeks ended February 4, 2001, the Company reported revenues of $186.2 million, an increase of 1.1% from $184.2 million for the same period last year. Sizzler reported net income of $1.8 million, or $0.06 per diluted share, compared with a net loss of $0.3 million, or ($0.01) per diluted share, for the year-ago period.


           Re-Imaging of Company-owned Sizzlers Completed on Schedule

"The re-imaging of our domestic stores is the foundation for the future growth of the Sizzler brand in the U.S. We're proud of the on-time, successful completion of this re-imaging at 56 locations, which represents our entire company owned restaurant system, with the exception of the restaurants that we recently acquired and units subject to short leases," said Thomas E. Metzger, President and CEO of Sizzler USA. "In conjunction with the remodeling and repositioning of Sizzler USA from a buffet to a grill and steakhouse concept, we've also expanded our television advertising campaign to reach Hispanic markets and have introduced the Sizzler Chef as a recurring theme."

Same store sales for the sixteen weeks ended February 4, 2001 increased 0.1% across Company-owned locations, compared to same period last year. "We continue to see positive customer response to our remodels, in line with their performance in the second quarter. Stores that were fully launched and established in their markets before the E.coli incident continue to be our strongest performers. The stores launched during and after the incident have needed longer to attract new customers" said Metzger. "In addition, our domestic stores did suffer from the impact of colder, wetter weather conditions than during last year's winter."


                              Oscar's Growth Plan

"During the third quarter, Oscar's generated strong same store sales increases of 5.5% versus last year," said Mr. Boppell. "In January, we also opened the tenth Oscar's, in Orange County, California. Continuing with our regional expansion strategy, we're planning to open an additional four to six units during the course of the next twelve months," concluded Boppell.

                                   - more -

Sizzler International, Inc.
Page 3 of 8

Oscar's contributed $9.4 million in revenue in the third quarter and, as stated at the time of the acquisition, is expected to be accretive to earnings in its second full year.

        Australian Operations Strong in Spite of Exchange Rate Weakness

The over 16% decline in the Australian exchange rate continues to negatively affect reported revenue, but does not impact business fundamentals. Consumers are gradually adjusting to the recently-imposed 10% goods and services tax
(GST). KFC experienced 2.6% sales same store growth, while the higher check average Sizzler reported a modest 0.5% decrease in same stores sales compared to the year-ago period.

During the third quarter, the Australian credit facility was reduced to $23.0 million. Approximately $1.9 million in debt payments were made in Australian currency and were not affected by the exchange rate.


Investor Conference Call

Sizzler will be holding an investor conference call to discuss the Company's financial and operational results Thursday, March 8, 2001 at 11:00 am EST. The public will have the opportunity to listen to the live conference call over the Internet through StreetEvents at www.streetevents.com. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.


About Sizzler

Sizzler International, Inc. operates, franchises or joint ventures 347 Sizzler(R) restaurants worldwide, in addition to 104 KFC(R) restaurants primarily located in Queensland, Australia and 10 Oscar's in the southwest United States.

To the extent that certain statements contained in this document may be deemed under federal securities laws to be forward-looking statements, Sizzler intends that they be subject to the safe-harbor applicable to forward-looking statements under such laws. Such statements may include, but are not limited to, statements regarding (i) the anticipated growth in sales at Sizzler locations;
(ii) the timing of the opening of new Oscar's restaurants; (iii) whether Oscar's will be accretive to earnings in the second year; and (iv) sales and earnings from Australian Sizzler(R) and KFC units. Sizzler cautions that these statements are qualified by important factors that could cause actual results to differ from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) the continuing favorable response to Sizzler's newly remodeled stores and/or new food offerings and eliminating any residual impact from E.coli; (b) Oscar's ability to locate suitable restaurant sites and open units as scheduled; (c) the performance of new Oscar's units and the continued growth in sales at existing Oscar's restaurants; (d) whether the Australian Goods and Services Tax (GST) will continue to have any adverse impact on KFC and Sizzler; and (e) other risks as detailed from

                                   - more -

Sizzler International, Inc.
Page 4 of 8

time to time in Sizzler's SEC reports, including Quarterly Reports on Form 10Q, Current Reports on Form 8-K, and Annual Reports on Form 10-K.

For more information on Sizzler International, Inc. via facsimile at no cost, simply call 1-800-PRO-INFO and dial client code "SZ."



                              [ tables to follow ]






                                   - more -

Sizzler Inernational, Inc.
Page 5 of 8

                          SIZZLER INTERNATIONAL, INC
                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
       FOR THE SIXTEEN WEEKS ENDED FEBRUARY 4, 2001 AND FEBRUARY 6, 2000
                   (In thousands, except for per share data)


                                                                                   SIXTEEN WEEKS ENDED
                                                                                   -------------------
                                                                           FEBRUARY 4,                 FEBRUARY 6,
                                                                              2001                        2000
                                                                       -------------------        -------------------
                                                                                         (Unaudited)
Revenues
     Restaurants                                                              $    74,937                 $    69,828
     Franchise operations                                                           1,986                       2,077
                                                                              -----------                 -----------
          Total revenues                                                           76,923                      71,905
                                                                              -----------                 -----------
Costs and Expenses
     Cost of sales                                                                 26,053                      25,666
     Labor and related expenses                                                    21,692                      19,177
     Other operating expenses                                                      18,603                      15,574
     Depreciation and amortization                                                  3,131                       2,652
     Non-recurring items                                                                -                      12,087
     General and administrative expenses                                            7,754                       6,713
                                                                              -----------                 -----------
Total operating costs                                                              77,233                      81,869
                                                                              -----------                 -----------
Interest expense                                                                    1,117                       1,090
Investment income                                                                    (315)                       (516)
Other income                                                                         (350)                       (791)
                                                                              -----------                 -----------
          Total costs and expenses                                                 77,685                      81,652
                                                                              -----------                 -----------
Loss before income taxes                                                             (762)                     (9,747)
                                                                              -----------                 -----------
Provision (benefit) for income taxes                                                  614                      (4,896)
                                                                              -----------                 -----------
Net loss                                                                      $    (1,376)                $    (4,851)
                                                                              ===========                 ===========
Basic and diluted loss per share                                              $     (0.05)                $     (0.17)
                                                                              -----------                 -----------

                                   - more -

Sizzler International, Inc.
Page 6 of 8

                 SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE FORTY WEEKS ENDED FEBRUARY 4, 2001 AND FEBRUARY 6, 2000
                   (In thousands, except for per share data)

                                                                                      FORTY WEEKS ENDED
                                                                                      -----------------
                                                                             FEBRUARY 4,                 FEBRUARY 6,
                                                                                 2001                        2000
                                                                             -----------                 -----------
                                                                                            (Unaudited)
Revenues
     Restaurants                                                              $179,703                    $177,878
     Franchise operations                                                        6,515                       6,295
                                                                              --------                    --------
          Total revenues                                                       186,218                     184,173
                                                                              --------                    --------
Costs and Expenses
     Cost of sales                                                              63,729                      65,376
     Labor and related expenses                                                 50,955                      48,554
     Other operating expenses                                                   43,292                      38,846
     Depreciation and amortization                                               7,045                       6,884
     Non-recurring items                                                             -                      12,087
     General and administrative expenses                                        16,983                      15,465
                                                                              --------                    --------
Total operating costs                                                          182,004                     187,212
                                                                              --------                    --------
Interest expense                                                                 2,797                       2,778
Investment income                                                               (1,327)                       (896)
Other income                                                                      (347)                       (791)
                                                                              --------                    --------
          Total costs and expenses                                             183,127                     188,303
                                                                              --------                    --------
Income (loss) before income taxes                                                3,091                      (4,130)
                                                                              --------                    --------
Provision (benefit) for income taxes                                             1,292                      (3,848)
                                                                              --------                    --------
Net income (loss)                                                             $  1,799                    $   (282)
                                                                              ========                    ========
Basic and diluted earnings (loss) per share                                   $   0.06                    $  (0.01)
                                                                              ========                    ========

                                   - more -

Sizzler International, Inc.
Page 7 of 8

                 SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (in thousands)


                                                                              FEBRUARY 4,                APRIL 30,
                                   ASSETS                                        2001                      2000
                                                                           ----------------           ---------------
                                                                              (Unaudited)                (Audited)
Current Assets
   Cash and cash equivalents                                                   $  18,131                 $  38,789
   Receivables, net of reserves of $737 at
     February 4, 2001 and $847 at April 30, 2000                                   2,528                     4,173
Inventories                                                                        4,235                     4,333
Prepaid expenses and other current assets                                          5,134                     3,676
                                                                               ---------                 ---------
  Total current assets                                                            30,028                    50,971
                                                                               ---------                 ---------
Property and equipment, net                                                       59,952                    46,316
Property held for sale, net                                                        7,438                     8,931
Long-term notes receivable, net of reserves of $133
  at February 4, 2001 and $73 at April 30, 2000                                      740                     1,224
Deferred income taxes                                                              3,367                     3,405
Intangible assets, net of accumulated amortization of
  $1,261 at February 4, 2001 and $889 at April 30, 2000                           20,047                     1,876
Other assets                                                                       4,777                     3,157
                                                                               ---------                 ---------
  Total assets                                                                 $ 126,349                 $ 115,880
                                                                               =========                 =========

                                   - more -

Sizzler International, Inc.
Page 8 of 8

                 SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (in thousands)

                                                                              FEBRUARY 4,                APRIL 30,
   LIABILITIES AND STOCKHOLDERS' INVESTMENT                                      2001                      2000
                                                                          -----------------           ---------------
                                                                              (Unaudited)                (Audited)
Current Liabilities:
   Current portion of long-term debt                                          $    5,968                $    5,206
   Accounts payable                                                                8,182                     8,196
   Other current liabilities                                                      13,703                    10,209
   Income taxes payable                                                              926                     2,530
                                                                              ----------                ----------
      Total current liabilities                                                   28,779                    26,141
                                                                              ----------                ----------
Long-term Liabilities:
   Long-term debt, net of current portion                                         27,784                    21,198
   Deferred gain                                                                   7,664                     8,269
   Pension liability                                                               9,337                     9,637
                                                                              ----------                ----------
      Total long-term liabilities                                                 44,785                    39,104
                                                                              ----------                ----------
Stockholders' Investment
   Capital stock-
     Preferred, authorized 1,000,000 shares, $5 par value;
        no shares issued                                                               -                         -
   Common, authorized 50,000,000 shares, $0.01 par value;
      issued and outstanding 27,637,186 shares at February 6,
      2001 and 28,067,539 at April 30, 2000                                          288                       288
Additional paid-in capital                                                       279,491                   278,408
Accumulated deficit                                                             (217,970)                 (219,769)
Treasury stock, 1,129,400 shares at cost at February 6, 2001
      and 706,700 at April 30, 2000                                               (2,894)                   (1,948)
Accumulated other comprehensive income                                            (6,130)                   (6,344)
                                                                              ----------                ----------
      Total stockholders' investment                                              52,785                    50,635
                                                                              ----------                ----------
Total liabilities and stockholders' investment                                $  126,349                $  115,880
                                                                              ==========                ==========

                                    - ### -